As filed with the Securities and Exchange Commission on February 14, 2005

                                                 Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                         FAIRPOINT COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                     Delaware                          13-3725229
           (State or other jurisdiction of          (I.R.S. Employer
           incorporation or organization)           Identification No.)

                       521 East Morehead Street, Suite 250
                         Charlotte, North Carolina 28202
                     (Address of Principal Executive Office)


            FairPoint Communications, Inc. 2005 Stock Incentive Plan
  FairPoint Communications, Inc. (formerly MJD Communications, Inc.) 1995 Stock
                                  Option Plan
    FairPoint Communications, Inc. (formerly MJD Communications, Inc.) Stock
                                 Incentive Plan
     FairPoint Communications, Inc. Amended and Restated 2000 Employee Stock
                                 Incentive Plan
                            (Full title of the Plans)


                              Shirley J. Linn, Esq.
                    Senior Vice President and General Counsel
                         FairPoint Communications, Inc.
                       521 East Morehead Street, Suite 250
                         Charlotte, North Carolina 28202
                     (Name and address of agent for service)


                                 (704) 344-8150
         (Telephone number, including area code, for agent for service)


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


                         CALCULATION OF REGISTRATION FEE


==========================================================================================================

                                                    Proposed          Proposed
Title of                                            maximum           maximum              Amount of
securities to be                 Amount to be       offering price    aggregate offering   registration
registered                       registered         per unit          price                fee
-----------------------------    -----------------  ----------------- -------------------- -------------
Common Stock, $0.01 par value        947,441(1)        $17.32(2)        $16,409,678(2)      $1,931.42(3)

Common Stock, $0.01 par value      1,215,701(4)        $15.21(5)        $18,490,812(5)      $2,176.37(3)


==========================================================================================================

(1) Consists of shares of Common Stock, par value $.01 per share ("Common Stock"), offered pursuant to the FairPoint Communications, Inc. 2005 Stock Incentive Plan (the "2005 Stock Plan"). Also includes such indeterminate number of additional shares of Common Stock as may be issuable pursuant to the recapitalization provisions under the 2005 Stock Plan which are hereby also registered.

(2) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon an assumed price of $17.32 per share, which was the average of the high and low prices of the Common Stock on February 11, 2005 as reported on the New York Stock Exchange.

(3) A registration fee of $95,025 was previously paid in connection with the initial filing of the Company's Registration Statement on Form S-1 (Registration No. 333-113937) (the "Prior Registration Statement") on March 25, 2004. An additional registration fee of $14,693.30 was previously paid with the filing of Amendment No. 3 to the Prior Registration Statement on July 13, 2004. The actual registration fee for the securities registered pursuant to the Prior Registration Statement (as set forth in Amendment No. 7 to the Prior Registration Statement filed on December 16, 2004) was $67,677.50. Pursuant to Rule 457(b) under the Securities Act of 1933, as amended (the "Securities Act"), the Company requests that the registration fee hereunder be deducted from the overpayment with respect to the Prior Registration Statement.

(4) Consists of shares of Common Stock offered pursuant to the FairPoint Communications, Inc. (formerly MJD Communications, Inc.) 1995 Stock Option Plan (the "1995 Stock Option Plan"), the FairPoint

               Communications, Inc. (formerly MJD Communications, Inc.) Stock Incentive Plan (the "1998 Stock Incentive Plan") and the FairPoint Communications, Inc. Amended and Restated 2000 Employee Stock Incentive Plan (the "2000 Stock Plan" and, together with the 1995 Stock Option Plan and the 1998 Stock Incentive Plan, the "Old Plans"). Also includes such indeterminate number of additional shares of Common Stock as may be issuable pursuant to the recapitalization provisions under the Old Plans which are hereby also registered.

(5) Such computation is based on the weighted average exercise price of $15.21 per share covering 1,215,701 outstanding options under the Old Plans.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference

               Incorporated by reference in this Registration Statement are the following documents filed by FairPoint Communications, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"):

                     (a) The Company's prospectus filed pursuant to Rule 424(b)(4) under the Securities Act on February 4, 2005 (the "Prospectus");

                     (b) The Company's audited financial statements for the year ended December 31, 2003, and the audited financial statements of certain of its minority investments filed pursuant to the requirements of Rule 3-09 of Regulation S-X under the Securities Act, contained in the Prospectus;

                     (c) All other reports filed by the Company pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2003; and

                     (d) The description of the Company's Common Stock contained in the Prospectus, as such Prospectus may be amended to update such description.

               All documents subsequently filed by the Company with the Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities

               Not applicable.

Item 5.        Interests of Named Experts and Counsel

               Not applicable.

Item 6.        Indemnification of Directors and Officers

               Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended articles of incorporation, the personal liability of a director for violations of the director's fiduciary duties, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

               Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an a action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

               The Company's bylaws expressly provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL.

               Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation. The Company's certificate of incorporation and bylaws expressly provide that the Company shall indemnify officers and directors and, to the extent permitted by the Company's board of directors, employees and agents of the Company, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the bylaws expressly permit the board of directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such.

               One of the Company's directors is an affiliate of Thomas H. Lee Equity Fund IV, L.P. and its affiliates ("Thomas H. Lee Equity Fund") and one of the Company's directors is an affiliate of Kelso Investment Associates V, L.P. and Kelso Equity Partners ("Kelso & Company"). Each of Thomas H. Lee Equity Fund and Kelso & Company provide their respective director appointees with additional director and officer liability insurance.

Item 7.        Exemption from Registration Claimed

               Not applicable.

Item 8.        Exhibits

               An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page 9.

Item 9.        Undertakings

               (a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the
             Securities Act, unless the information is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina on this 14th day of February, 2005.

                         FAIRPOINT COMMUNICATIONS, INC.

                         By:    /s/ Eugene B. Johnson
                                --------------------------------------------
                                Eugene B. Johnson
                                Chairman of the Board of Directors and Chief
                                Executive Officer
                                (Principal Executive Officer)

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                          Title                     Date
----------                          -----                     ----

/s/ Walter E. Leach, Jr.            Executive Vice            February 14, 2005
------------------------            President and Chief
Walter E. Leach, Jr.                Financial Officer
                                    (Principal Financial
                                    Officer)


/s/ Lisa R. Hood                    Senior Vice President     February 14, 2005
----------------                    and Controller
Lisa R. Hood                        (Principal Accounting
                                    Officer)


/s/ Patricia Garrison-Corbin        Director                  February 14, 2005
----------------------------
Patricia Garrison-Corbin

/s/ Frank K. Bynum, Jr.             Director                  February 14, 2005
----------------------
Jr. Frank K. Bynum, Jr.

/s/ David L. Hauser                 Director                  February 14, 2005
-------------------
David L. Hauser

/s/ Claude C. Lilly                 Director                  February 14, 2005
-------------------
Claude C. Lilly

/s/ Kent R. Weldon                  Director                  February 14, 2005
------------------
Kent R. Weldon

                                Index to Exhibits
                                -----------------



Exhibit No.                         Description of Exhibit
-----------                         ----------------------

4.1            Specimen stock certificate for common stock.**

5              Opinion of Paul, Hastings, Janofsky & Walker LLP.*

23.1           Consent of KPMG LLP.*

23.2           Consent of Deloitte & Touche LLP.*

23.3           Consent of  Kiesling Associates LLP.*

23.4           Consent of Paul, Hastings, Janofsky & Walker LLP (included in
               Exhibit 5).*

----------------------------

*    Filed herewith.

** Incorporated by reference to the registration statement on Form S-1 of FairPoint, declared effective as of February 3, 2005.